EXHIBIT 10.11

                          SOFTWARE LICENSING AGREEMENT

         THIS AGREEMENT (the "Agreement") entered into this 27th day of January, 2000, between PROTRAVEL SOLUTIONS, INC. ("Licensee") on the one hand and software owners, NETWORK HOLDINGS INTERNATIONAL, INC. and KAMTEL INTERNATIONAL, INC. ("Licensors") on the other hand.

                                    RECITALS

         WHEREAS, Licensee seeks to use software applications owned by Licensors;

         WHEREAS, Licensors seeks to grant Licensee use of such software applications; and

         WHEREAS, the parties hereto seek to enter into an agreement whereby Licensors grant Licensee the right to use such software, and agree to be bound to the agreement as contained herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other valuable consideration, the receipt, accuracy, and sufficiency of which is hereby acknowledged, the parties intending to be bound to the terms contained herein agree as follows:

1. SOFTWARE. The software intended to be covered by this Agreement it the KAM2000 MLM management and organizational program (the "Software").

2.       SCOPE.

         (a) The Licensors agrees to provide the Software and to provide updates to the Software as and when new versions are released provided that Licensee is current on all payments due under this Agreement.
         (b) The Licensors agrees to provide Software updates at Licensee's request provided a reasonable fee is paid to cover the cost of development and integration of such update. However, Licensors are under no obligation whatsoever to provide updates to the Software.
         (c) The Licensors will provide one copy of the Software to Licensee.
         (d) The Licensees shall be permitted to use the Software only at one location. Licensee shall have the right to extend the use to other locations subject to the payment of additional fees.
         (e) For purposes of this Agreement, those entitled to use the Software in conducting the business activities of the Licensee shall be Licensee's current, and future, employees and other persons authorized by the Licensee.
         (f) Licensee shall make no modification to the Software. Any necessary modifications to the Software shall be performed by Licensor Kamtel International, Inc. upon Licensee's request.

2. TERM. The term of this Agreement shall be for two (2) years from the date of execution. Such term shall be renewable for subsequent one-(1) year periods upon written notice provided thirty (30) days prior to the termination date.

3.       CHARGES AND PAYMENTS

         (a) The amount payable for the licensing of the Software (the "License Fee") shall be eight hundred fifty dollars ($850.00) per month and shall be tendered to the order of Licensor
                  Kamtel International, Inc. Any applicable taxes shall be paid by the Licensee at the rate applicable at the time of supply. Any new tax or duty, other than income tax, shall be paid by the Licensee.
         (b) Payment of the Licensing Fee shall become due and payable to Kamtel International, Inc. on the first calendar day of each month, the first of which shall be February 1, 2000.
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         (c)      The Licensors shall have the right to increase the License Fee on each anniversary of the signing of this Agreement.
         (d) Subject to clauses 3(a) and (c), and to any agreed to variations or changes, the License Fee specified in this Agreement constitutes the total charge to the Licensee.

4. CONFIDENTIALITY. All parties agree that, unless they have the prior written consent of the other, they will not disclose to any third party, other than for the purpose of performing this Agreement, the terms and conditions of this Agreement or any information that is confidential to the other party. The obligations of this clause shall survive termination or cancellation of this Agreement.

5. DOCUMENTATION. The Licensors shall provide the Licensee with users manuals, including those in electronic form, handbooks, maintenance libraries, education materials, and other publications containing specifications to be supplied in order to assist the use, operation, or support of the Software "Documentation"). Amendments to the Documentation will be provided with each update to the software.

6. WARRANTIES. The Licensors warrant that hey have the right and authority to grant the License for the Software supplied to the Licensee.

         The above warranty is in lieu of, and the Licensor disclaims, all other warranties, express or implied, which may be lawfully excluded, including, but not limited to warranties of description, design, merchantability, or fitness for a particular purpose.

7. OWNERSHIP. All intellectual property rights that may subsist in the Software and associated Documentation shall remain with the owner of such Software but the Licensee shall be granted a license to use the Software upon the terms and conditions contained within this Agreement.

8.       LIMITATION OF LIABILITY.

         (a) The warranties in clause 6 replace all other representations or warranties (statutory, express, or implied) and all such representations and warranties are expressly excluded, except those that may not lawfully be excluded.

         (b) Neither party will under any circumstances be liable under the law of tort, contract, or otherwise for any loss of profits or savings or for any indirect or consequential loss or damage, however caused, arising out of or in connection with the performance or non-performance of this Agreement.

         (c) The Licensors' liability to the Licensee arising out of any claim for damages for any cause whatsoever will under no circumstance exceed in aggregate the total amount of the sums actually paid by the Licensee to the Licensors for the goods or services giving rise to the claim.

9.       TERMINATION.

         (a) Either party may terminate this Agreement without notice to the other party if the other party:
                  1. assigns its rights or obligations otherwise than in accordance with this Agreement;
                  2. becomes insolvent or files for protection from creditors under bankruptcy law;
                  3. commits a breach of copyright or any other breach of intellectual property rights, or a breach of confidentiality.
         (b) If one party defaults in the performances of any of its obligations under this Agreement the non-defaulting party may immediately terminate, or temporarily suspend the operation of this Agreement until the default is cured. (b)

         (c) Any default on the part of the Licensee regarding the Asset Purchase Agreement and between it and TravelMax International, Inc., shall also constitute default under this Software Licensing Agreement.

10.      REMEDIES ON TERMINATION

         If the Licensee gives notice to the Licensors to terminate this Agreement, the Licensee may, in addition to terminating this Agreement:

         (a) recover any sums paid to the Licensors on any account under this Agreement that have not been performed or completed;
         (b)      pursue any additional or alternative remedies provided by law.

11. POST TERMINATION. Upon termination of this Agreement, the Licensee shall, at the Licensors' option, return or destroy any copies of the Software and related Documentation in the possession or control of the Licensee.

12. FORCE MAJEUR. Neither party will be liable for any act, omission, or failure to fulfil its obligations under this Agreement if such act, omission, or failure arises from any cause reasonably beyond its control including acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental action after the date of this Agreement, fire, communication line failure, power failure, earthquakes, or other disasters.

13. WAIVER. No delay, neglect, or forbearance by either party in enforcing against the other party any provision of this Agreement shall constitute waiver, or in any way prejudice any right of that party.

14. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, such provision will be severed and the remainder of the Agreement shall remain in full force and effect.

15. ASSIGNMENT. The Licensee shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of the Licensors which shall not be unreasonably withheld.

16. SURVIVAL. The provisions of this Agreement which are capable of having effect after termination of this Agreement shall remain in full effect following the termination of the Agreement.

17. EFFECT. Any schedules, exhibits, or recitals have the same effect as if set out in the body of the Agreement.

18. HEADINGS. Headings are inserted for convenience of reference only and do not affect the interpretation of this Agreement.

19. AMENDMENTS. Any modification to or variation of this Agreement must be in writing and signed by authorized representatives of both the Licensee and Licensors.

20. ENTIRE AGREEMENT. The parties acknowledge that this Agreement contains the whole of the contract and understandings between them. There are no conditions, warranties or other understandings affecting the arrangement between the parties other than those set out herein and this Agreement replaces all prior Agreements and understandings with respect to the subject matter of this Agreement.

21. ARBITRATION. Any dispute arising under this Agreement which cannot be settled by negotiation between the parties or their respective representatives shall be submitted to binding arbitration

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22.      before commencing any litigation. Either party may initiate arbitration by giving the other written notice. Such arbitration shall be governed by the rules of the American Arbitration Association and the arbitrator shall have the ability to grant injunctive relief.

23. CHOICE OF LAW AND VENUE. The parties agree that this Agreement shall be governed by the laws of the State of Florida. Any action arising out of this Agreement shall be properly taken in Broward County, Florida.

SIGNED AND DELIVERED AS OF THE DATE FIRST ENTERED ABOVE

LICENSEE


BY:  /S/ BEN K. O'DELL
----------------------------
PROTRAVEL SOLUTIONS, INC.

     BEN K. O'DELL
----------------------------
Print name

     CHAIRMAN
----------------------------
Title



LICENSORS


BY:  /S/ BRUCE CHARLES
----------------------------
KAMTEL INTERNATIONAL, INC.

     BRUCE CHARLES
----------------------------
Print name

     PRESIDENT
----------------------------
Title


BY:  /S/ JAMES C. HEALY
----------------------------
NETWORK HOLDINGS
INTERNATIONAL, INC.
James C. Healy
Executive Vice-President.